UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2024

HPS Corporate Capital Solutions Fund

(Exact name of Registrant as specified in its charter)

Delaware	000-56614	93-6616284
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 West 57th Street, 33rd Floor New York, New York		10019
(Address of principal executive offices)		(Zip Code)

(212) 287-6767

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 6, 2024, HPS Corporate Capital Solutions Fund (the “Fund”) entered into a facility agreement with Steamboat SPV LLC (the “Financing Provider”), a special purpose vehicle organized by Cliffwater LLC (the “Facility Agreement”). Under the Facility Agreement, the Fund has forward obligations to purchase certain investments from the Financing Provider that the Financing Provider agreed to acquire at the Fund’s request pursuant to the terms of the Facility Agreement (the “Warehouse Investments”), subject to the following conditions: (a) that the Fund has received cash funding from investor subscriptions of at least $200 million; and (b) that the Board of Trustees of the Fund (the “Board”) has approved the purchase of the specific Warehouse Investments (collectively, the “Warehouse Conditions”). The Warehouse Investments are expected to primarily consist of privately negotiated senior secured and junior loans and notes, as well as unfunded revolving and term commitments, to upper middle market companies consistent with the Fund’s investment strategy. Pursuant to the Facility Agreement, the Fund may request that the Financing Provider acquire such Warehouse Investments as the Fund may designate from time to time, which the Financing Provider can approve or reject in its sole and absolute discretion. The Fund will impose a requirement (as opposed to an option) on itself to purchase already-existing Warehouse Investments from the Financing Provider at the time the Warehouse Conditions are met; and will treat its forward obligations to purchase Warehouse Investments from the Financing Provider once the requirement to purchase already-existing Warehouse Investments is triggered as subject to the asset coverage requirements of Sections 18 and 61 of the Investment Company Act of 1940, as amended. Prior to any sale to the Fund, the Warehouse Investments will be owned and held solely for the account of the Financing Provider. Until such time as the Fund has received subscriptions for its shares of at least $200 million and the Board has approved the Fund’s purchase of the specific Warehouse Investments, it will have no obligation to purchase the Warehouse Investments under the Facility Agreement. As a general matter, the price the Fund would pay to purchase any Warehouse Investment will be based on the cash amount paid by the Financing Provider plus, among other amounts, accrued and unpaid interest, the portion of the original issue discount and fees attributable to the Financing Provider’s holding period and a financing fee of up to 150 basis points.

The summary of the Facility Agreement is qualified in its entirety by reference to Exhibits 10.1 attached to this report and incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Facility Agreement, dated as of March 6, 2024, by and between HPS Corporate Capital Solutions Fund and Steamboat SPV LLC, as financing provider.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 8, 2024

HPS Corporate Capital Solutions Fund

By:	/s/ Tyler Thorn
Name:	Tyler Thorn
Title:	Secretary